UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 4, 2014

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, FL	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Mandatory Warrant Redemption and Closing of 401(k) Exchange

On March 5, 2014, Platform Specialty Products Corporation (“Platform”) issued a press release announcing that, as of March 4, 2014, a mandatory redemption event has occurred with respect to all of its outstanding warrants, and that each warrant will be mandatorily redeemed by Platform for $0.01 per warrant on April 3, 2014, unless exercised before 5:00 p.m. on April 2, 2014.  The mandatory redemption event has been triggered as the daily volume weighted average price of Platform’s common stock on the New York Stock Exchange for the ten consecutive trading days ended March 4, 2014 was equal to or greater than $18.00.

Registered holders of warrants will have until 5:00 p.m. on April 2, 2014 to exercise their warrants, which are exercisable in multiples of three for one share of Platform’s common stock at an exercise price of $11.50 per whole share of common stock.  On or after April 3, 2014, registered holders of warrants will have no further rights with regard to such warrants except to receive $0.01 per warrant.

Beneficial holders desiring to exercise their warrants should contact the brokerage firm holding their warrants immediately to process their exercise and avoid redemption. Brokers will likely have an earlier deadline for beneficial holders to exercise their warrants than the deadline for registered holders set forth above.

Platform also announced in the same press release that on March 4, 2014, it consummated the transactions contemplated by the Exchange Agreement entered into with the fiduciaries of the MacDermid, Incorporated Profit Sharing and Employee Savings Plan (the “Plan”) on October 25, 2013 in connection with Platform’s October 31, 2013 acquisition of MacDermid Holdings, LLC.

In connection with the closing of the transactions contemplated by the Exchange Agreement, Platform issued to the fiduciaries of the Plan, for the benefit of the individual Plan participants, an aggregate of approximately $2.6 million in cash and 1,670,386 shares of Platform’s common stock in exchange for all remaining outstanding equity interests of MacDermid, Incorporated owned by the Plan.

Copies of the Notice of Mandatory Warrant Redemption sent to Platform’s registered and beneficial holders of warrants and the press release issued by Platform with respect to the announcement of the mandatory redemption of the warrants and the closing of the 401(k) Exchange are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
99.1	Notice of Mandatory Warrant Redemption, dated March 5, 2014
99.2	Press release issued on March 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

March 5, 2014	By:	/s/ Frank J. Monteiro
	Name:	Frank J. Monteiro
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Notice of Mandatory Warrant Redemption, dated March 5, 2014
99.2	Press release issued on March 5, 2014